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EXHIBIT 24.1

DIRECTORS AND OFFICERS
POWER OF ATTORNEY

        Know All Persons By These Presents, that each person whose signature appears below, as a director or officer of Global Power Equipment Group Inc., a Delaware corporation (the "Company"), does hereby make, constitute and appoint Tracy D. Pagliara and Raymond K. Guba, and each or either one of them, his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission the Company's Annual Report on Form 10-K for the year ended December 31, 2013, or any amendment thereto, and to do and perform on his behalf any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K requirements and rules of the Securities and Exchange Commission and in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. The authority confirmed herein shall remain in effect as to the person signing his name below until such time as the Securities and Exchange Commission shall receive from such person a written communication terminating or modifying the authority.

        This Power of Attorney has been signed by the following persons in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ LUIS MANUEL RAMÍREZ Luis Manuel Ramírez	President, Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2014
/s/ RAYMOND K. GUBA Raymond K. Guba	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 17, 2014
/s/ CHARLES MACALUSO Charles Macaluso	Chairman of the Board of Directors	March 17, 2014
/s/ CARL BARTOLI Carl Bartoli	Director	March 17, 2014
/s/ TERENCE CRYAN Terence Cryan	Director	March 17, 2014
/s/ EUGENE I. DAVIS Eugene I. Davis	Director	March 17, 2014
/s/ MICHAEL E. SALVATI Michael E. Salvati	Director	March 17, 2014
/s/ FRANK E. WILLIAMS, JR. Frank E. Williams, Jr.	Director	March 17, 2014

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  EXHIBIT 24.1
DIRECTORS AND OFFICERS POWER OF ATTORNEY